Exhibit 1.1

Execution Version

23,076,924 Shares

HYCROFT MINING HOLDING CORPORATION

Class A Common Stock

UNDERWRITING AGREEMENT

October 9, 2025

BMO Capital Markets Corp.

As Representative of the Several Underwriters

c/o BMO Capital Markets Corp.

151 W 42nd St.

New York, New York 10036

Ladies and Gentlemen:

Hycroft Mining Holding Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell an aggregate of 23,076,924 shares (the “Firm Shares”) of the Company’s Class A common stock, $0.0001 par value per share (the “Common Stock”), to the several underwriters (collectively, the “Underwriters”) named in Schedule I to this agreement (this “Agreement”), for whom BMO Capital Markets Corp. (“BMOCM”) is acting as Representative (the “Representative”). The Company has also agreed to grant to the Underwriters an option (the “Option”) to purchase up to an additional 3,295,076 shares of Common Stock (the “Option Shares”) on the terms set forth in Section 1(b) hereof. The Firm Shares and the Option Shares are hereinafter collectively referred to as the “Shares.”

The Company confirms as follows its agreement with the Representative and the several other Underwriters:

1. Agreement to Sell and Purchase.

(a) Purchase of Firm Shares. On the basis of the representations, warranties and agreements of the Company contained herein and subject to all the terms and conditions of this Agreement, the Company agrees to sell to the several Underwriters and each of the several Underwriters, severally and not jointly, agrees to purchase from the Company, at a purchase price per share of $6.2075 (the “Purchase Price”), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I, plus such additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to Section 8 hereof.

(b) Purchase of Option Shares. Subject to all the terms and conditions of this Agreement, the Company grants the Option to the several Underwriters to purchase, severally and not jointly, all or less than all of the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares. The Option may be exercised in whole or in part at any time and from time to time on or before the 30th day after the date of this Agreement, upon written notice (an “Option Notice”) by the Representative to the Company no later than 12:00 noon, New York City time, at least one and no more than five business days before the date specified for closing in the Option Notice (an “Option Closing Date”) setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On any Option Closing Date, the Company shall issue and sell to the Underwriters the number of Option Shares set forth in the Option Notice and each Underwriter shall purchase from the Company such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by the Representative in such manner as it deems advisable to avoid fractional shares.

2. Delivery and Payment.

(a) Closing. Delivery of the Firm Shares shall be made to the Representative through the facilities of the Depository Trust Company (“DTC”) for the respective accounts of the Underwriters against payment of the Purchase Price by wire transfer of immediately available funds to the Company. Such payment shall be made at 10:00 a.m., New York City time, on October 14, 2025, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be agreed upon by the Company and the Representative in writing (such date is hereinafter referred to as the “Closing Date”).

(b) Option Closing. To the extent the Option is exercised, delivery of the Option Shares against payment by the Representative (in the manner and at the location specified above) shall take place at the time and date (which may be the Closing Date, but not earlier than the Closing Date) specified in the Option Notice.

(c) Electronic Transfer. Electronic transfer of Shares shall be made at the time of purchase in such names and in such denominations as the Representative shall specify.

(d) Stamp Tax. The Company shall pay, bear and hold the Underwriters harmless against any stamp duty, stamp duty reserve tax, and any other issue, transfer, registration, documentary, value added tax or sales tax or duty in any jurisdiction (“Stamp Tax”) which is payable in connection with: (i) the execution, delivery, consummation or enforcement of this Agreement; (ii) the grant, exercise or lapsing of the Option; (iii) the creation, allotment, or issue of any Shares; (iv) the initial entry of the Shares into the facilities of DTC; (v) the acquisition of the Shares by, or crediting or delivery of the Shares to or for the account of, the Underwriters (or any purchasers or subscribers procured by the Underwriters); or (vi) the sale and/or delivery of any Shares by any Underwriter to any initial purchaser in the manner contemplated in this Agreement.

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3. Representations and Warranties of the Company. The Company represents and warrants to, and covenants with, each Underwriter as follows:

(a) Compliance with Registration Requirements. A shelf registration statement on Form S-3 (File No. 333-279292), filed with the Securities and Exchange Commission (the “Commission”) on May 10, 2024, as amended by Pre-Effective Amendment No. 1 on Form S-3 filed on May 21, 2024, covering the public offer and sale of certain securities, including the Shares, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the “Act”) and the rules and regulations (collectively referred to as the “Rules and Regulations”) of the Commission thereunder, and has been filed with the Commission. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectuses, heretofore filed by the Company with the Commission have been delivered to the Underwriters. Such registration statement (the “Registration Statement”), as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the Rules and Regulations (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of such registration statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each preliminary prospectus supplement relating to the Shares and the related base prospectus, dated May 10, 2024 and filed with the Commission as part of the Registration Statement on May 10, 2024 (the “Base Prospectus”), in the form first furnished (electronically or otherwise) to the Underwriters for use in connection with the offering of the Shares or, if not furnished to the Underwriters, in the form first filed by the Company pursuant to Rule 424(b) of the Rules and Regulations, together with the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, are collectively referred to herein as the “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement relating to the Shares in accordance with the provisions of Rule 424(b) under the Rules and Regulations. The final prospectus supplement, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Shares, including the Base Prospectus and the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, are collectively referred to herein as the “Prospectus.” As filed, such final prospectus supplement shall contain all information required by the Act and, except to the extent the Representative shall agree in writing to a modification, shall be in the form furnished to the Representative prior to the filing thereof. The Registration Statement, as of the date hereof, meets the requirements set forth in Rule 415(a)(1)(x) under the Act. The initial effective date of the Registration Statement was not earlier than the date that is three years prior to the date hereof. The term “Testing-the-Waters Communication” means any oral or written communication with potential investors in reliance on Section 5(d) of the Act. The term “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 of the Rules and Regulations.

(b) Effectiveness of Registration. The Company meets the requirements to use Form S-3 under the Act. Such Registration Statement, including any amendments thereto filed prior to the date hereof, has been declared effective by the Commission under the Act. The Company has responded to all requests, if any, of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceeding for such purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission.

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(c) Accuracy of Registration Statement. Each of the Registration Statement and any post-effective amendment thereto, at the time each became effective and at all subsequent times, complied and will comply in all material respects with the Act and the Rules and Regulations, and each of the Registration Statement, and any post-effective amendment thereto did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times, complied and will comply in all material respects with the Act and the Rules and Regulations, and did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, in the light of the circumstances under which they were made. Each Preliminary Prospectus, as of its date, complied in all material respects with the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering is identical to the electronically transmitted copies thereof filed with the Commission on its Electronic Data Gathering, Analysis and Retrieval System (or any successor system) (“EDGAR”), except to the extent permitted by Regulation S-T. The foregoing representations and warranties in this Section 3(c) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representative specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. For all purposes of this Agreement, the amounts of the selling concession set forth in the Prospectus or any amendment or supplement thereto, as well as the information set forth in the Prospectus or any amendment or supplement thereto in the “Price Stabilization and Short Positions” and “Electronic Distribution” sections under the caption “Underwriting,” constitute the only information (the “Underwriters’ Information”) relating to any Underwriter furnished in writing to the Company by the Representative specifically for inclusion in the preliminary prospectus, the Registration Statement or the Prospectus.

(d) Documents Incorporated by Reference. The documents incorporated by reference in the Registration Statement, General Disclosure Package (as defined below) and the Prospectus, at the time the Registration Statement became effective, when such documents were or hereinafter are filed with the Commission and at the Closing Date or any Option Closing Date, as the case may be, conformed or will conform in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and collectively did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(e) Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement relating to the Shares and any post effective-amendment thereto and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations).

(f) Disclosure at the Time of Sale. As of the Applicable Time (as defined below), neither (i) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the most recent preliminary prospectus related to this offering, and the information included on Schedule IV hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, nor (iii) any Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the General Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the Underwriters’ Information.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 9:20 a.m. (New York City Time) on October 9, 2025 or such other time as agreed by the Company and the Representative.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations, relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “written communication that is a road show” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g); provided, however, that a Written Testing-the-Waters Communication shall be deemed not to be an Issuer Free Writing Prospectus.

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

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(g) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Prospectus Delivery Period (as defined below), does not include any information that conflicts with the information contained in the Registration Statement, General Disclosure Package or the Prospectus, including any preliminary or other prospectus supplement deemed to be a part thereof that has not been superseded. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriters’ Information. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Shares, General Disclosure Package or the Prospectus, including any preliminary or other prospectus supplement deemed to be a part thereof that has not been superseded or modified, or included or would include an untrue statement of material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representative and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such material conflict, untrue statement of material fact, or omission of material fact.

(h) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date, any Option Closing Date and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering or sale of the Shares other than any Testing-the-Waters Communication made in compliance with this Agreement, the Registration Statement, the Preliminary Prospectus, the Permitted Free Writing Prospectuses reviewed and consented to by the Representative and included in Schedule II hereto, and the Prospectus.

(i) Due Incorporation; Subsidiaries.

(i) The Company and any subsidiary that is a significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission and listed in Schedule V hereto) (each, a “Subsidiary,” collectively, the “Subsidiaries”), are, and will be, duly organized, validly existing as a corporation and in good standing under the laws of their respective jurisdictions of organization. The Company and the Subsidiaries are duly licensed or qualified as a foreign corporation for transaction of business and in good standing under the laws of each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such license or qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct their respective businesses as described in the Registration Statement and the Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the assets, business, operations, earnings, properties, condition (financial or otherwise), prospects, stockholders’ equity or results of operations of the Company and the Subsidiaries taken as a whole, or prevent the consummation of the transactions contemplated hereby (a “Material Adverse Effect”).

(ii) Other than liens under the Company’s secured lending agreements, the Company owns directly or indirectly, all of the equity interests of the Subsidiaries free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction, and all the equity interests of the Subsidiaries are validly issued and are fully paid, nonassessable and free of preemptive and similar rights. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the most recently ended fiscal year and other than (i) those subsidiaries not required to be listed on Exhibit 21.1 by Item 601 of Regulation S-K under the Exchange Act and (ii) those subsidiaries formed since the last day of the most recently ended fiscal year.

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(j) Capitalization. The issued and outstanding shares of capital stock of the Company have been, and the Shares will be, duly authorized, validly issued, fully paid and non-assessable and, other than as disclosed in the Registration Statement, General Disclosure Package or the Prospectus, are not subject to any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement, General Disclosure Package and the Prospectus as of the dates referred to therein (other than (i) the grant of additional options under the Company’s existing stock option plans, (ii) changes in the number of outstanding Common Stock of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, Common Stock outstanding on the date hereof, (iii) as a result of the issuance of the Shares, or (iv) any repurchases of capital stock of the Company) and such authorized capital stock conforms to the description thereof set forth in the Registration Statement, General Disclosure Package and the Prospectus. The description of the Common Stock in the Registration Statement, General Disclosure Package and the Prospectus is complete and accurate in all material respects. Except as disclosed in or contemplated by the Registration Statement, General Disclosure Package or the Prospectus, the Company did not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities. There are no stockholder agreements, voting agreements, registration rights or other similar agreements with respect to the Company’s share capital to which the Company is a party or to or between or among any of the Company’s shareholders other than as disclosed in or contemplated by the Registration Statement, General Disclosure Package or the Prospectus. Upon the issuance and delivery of the Shares pursuant to the terms of this Agreement, the Underwriters will acquire good and marketable title to the Shares, free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever.

(k) No Preferential Rights. (i) No person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act (each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any Common Stock or shares of any other capital stock or other securities of the Company (other than upon the exercise of options or warrants to purchase Common Stock or upon the exercise of options that may be granted from time to time under the Company’s stock option plan), (ii) no Person has any preemptive rights, rights of first refusal, or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any Common Stock or shares of any other capital stock or other securities of the Company from the Company which have not been duly waived with respect to the offering contemplated hereby, (iii) no Person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Common Stock and (iv) no Person has the right, contractual or otherwise, to require the Company to register under the Securities Act any Common Stock or shares of any other capital stock or other securities of the Company, or to include any such shares or other securities in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise, except in each case for such rights as have been waived on or prior to the date hereof.

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(l) Financial Statements. The consolidated financial statements included or incorporated by reference in the Registration Statement, General Disclosure Package and the Prospectus, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and the Subsidiaries for the periods specified (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate) and have been prepared in compliance with the published requirements of the Act and Exchange Act, as applicable, and in conformity with GAAP applied on a consistent basis (except (i) for such adjustments to accounting standards and practices as are noted therein and (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) during the periods involved; the other financial and statistical data with respect to the Company and the Subsidiaries contained or incorporated by reference in the Registration Statement and the Prospectus, are accurately and fairly presented in all material respects and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, General Disclosure Package or the Prospectus that are not included or incorporated by reference as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off balance sheet obligations), not described in the Registration Statement, General Disclosure Package and the Prospectus which are required to be described in the Registration Statement, General Disclosure Package or Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, General Disclosure Package and the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.

(m) Independent Accountants. Moss Adams LLP, now known as Baker Tilley US, LLP (the “Accountants”), whose report on the consolidated financial statements of the Company is filed with the Commission as part of the Company’s most recent Annual Report on Form 10-K filed with the Commission and incorporated into the Registration Statement, are and, during the periods covered by their report, were independent public accountants within the meaning of the Act and the Public Company Accounting Oversight Board (United States). To the Company’s knowledge, the Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company.

(n) No Material Adverse Changes. Since the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date and any Option Closing Date, except as set forth in the Registration Statement, General Disclosure Package or the Prospectus, (i) there has not been a material adverse change, or any development that would be expected to result in a material adverse change, in or affecting the business, properties, assets, prospects, condition (financial or otherwise), results of operations or capitalization of the Company and its subsidiaries, taken as a whole (a “Material Adverse Change”), (ii) the Company has not incurred, nor will it incur, any material liabilities or obligations, direct or contingent, nor has it entered into, nor will it enter into, any material transactions not in the ordinary course of business, other than pursuant to this Agreement and the transactions referred to herein, (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock and (iv) the Company has not altered its method of accounting.

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(o) Investment Company. Neither the Company nor any Subsidiary is or, after giving effect to the issuance and sale of the Shares and the use of the proceeds therefrom as described in the General Disclosure Package and the Prospectus, will be required to register as an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

(p) Litigation. There are no legal or governmental proceedings pending or threatened to which the Company or any Subsidiary is a party or to which any of the properties of the Company or any Subsidiary is subject (i) other than proceedings accurately described in all material respects in the Registration Statement, General Disclosure Package or Prospectus and proceedings that would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Prospectus or (ii) that are required to be described in the Registration Statement, General Disclosure Package or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(q) No Violation or Default. Neither the Company nor any Subsidiary is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other similar agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of each of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, have a Material Adverse Effect. To the Company’s knowledge, no other party under any material contract or other agreement to which it or any Subsidiary is a party is in default in any respect thereunder where such default would have a Material Adverse Effect.

(r) No Consent of Governmental Body Needed. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or any governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, and the issuance and sale by the Company of the Shares as contemplated hereby, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as may be required under applicable state securities laws or by the by-laws and rules of Financial Industry Regulatory Authority (“FINRA”) or the Nasdaq Stock Market LLC (the “Exchange”), including any notices that may be required by the Exchange, in connection with the sale of the Shares by the Underwriters, (ii) as may be required under the Act and (iii) as have been previously obtained by the Company.

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(s) No Stockholder Approval. Stockholder approval will not be required for the consummation of the offering of the Shares, including pursuant to Rule 5635 of the Exchange’s listed company rules.

(t) Enforceability of Agreements. All agreements between the Company and third parties expressly referenced in the Prospectus, other than such agreements that have expired by their terms or whose termination is disclosed in documents filed by the Company on EDGAR, are legal, valid and binding obligations of the Company and, to the Company’s knowledge, enforceable in accordance with their respective terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles, (ii) the indemnification or contribution provisions of certain agreements may be limited by federal or state securities laws or public policy considerations in respect thereof and (iii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and except for any unenforceability that, individually or in the aggregate, would not have a Material Adverse Effect.

(u) No Conflicts. Neither the execution of this Agreement, nor the issuance, offering or sale of the Shares, nor the consummation of any of the transactions contemplated herein, nor the compliance by the Company with the terms and provisions hereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any contract or other agreement to which the Company may be bound or to which any of the property or assets of the Company is subject, except (i) such conflicts, breaches or defaults as may have been waived and (ii) such conflicts, breaches and defaults that would not have a Material Adverse Effect; nor will such action result (x) in any violation of the provisions of the organizational or governing documents of the Company, or (y) in any material violation of the provisions of any statute or any order, rule or regulation applicable to the Company or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company, except where such violation would not have a Material Adverse Effect.

(v) No Material Defaults. Neither the Company nor any Subsidiary has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect. The Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of its last Annual Report on Form 10-K, indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect.

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(w) Broker/Dealer Relationships. Neither the Company nor any Subsidiary (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual).

(x) No Reliance. The Company has not relied upon the Underwriters or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

(y) Title to Properties; Mining Rights.

(i) The Company and each of the Subsidiaries has good and marketable title to all the properties and assets, including all interests in mining claims, mining leases, exploitation or extraction rights, or other property interests or rights or similar rights (“Mining Claims”) and all licenses, sub-licenses, certificates, permits, claims and instruments that are material to the respective businesses of the Company and the Subsidiaries as currently conducted, described in the Registration Statement, General Disclosure Package and the Prospectus as being owned respectively by them, recognized in the jurisdictions in which the Mining Claims are located, in respect of the ore bodies and minerals located on the Mining Claims in which the Company and each of its Subsidiaries has an interest under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit the Company or its Subsidiaries to explore for and exploit the minerals relating thereto, in each case free and clear of any lien, charge, license, claim, encumbrance, mortgage, pledge, security interest, servitude, easement, reservation, exception, covenant, defect or other restriction or equity of any kind (“Lien”), except as subject to the paramount title of the United States of America in respect of the unpatented mining claims owned by the Company’s Subsidiaries, and except as set forth in the Registration Statement, General Disclosure Package or the Prospectus or are not, individually or in the aggregate, material to the business of the Company and the Subsidiaries taken as a whole. Except as otherwise disclosed in the Registration Statement, General Disclosure Package or the Prospectus, there are no expropriations or similar proceedings or any challenges to title or ownership of which the Company or its Subsidiaries has received notice against the Mining Claims or any part thereof and, to the knowledge of the Company, no such expropriations, proceedings or challenges are contemplated. The Company and its Subsidiaries have valid, subsisting and enforceable leases for the real property, improvements, equipment and personal property described in the Registration Statement, General Disclosure Package and the Prospectus as leased by them, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such Subsidiary. Except as may be required by law or security instruments, there are no restrictions on the ability of the Company or any of its Subsidiaries to use, transfer or otherwise exploit any of their respective personal or real property rights, and the Company does not know of any claim or basis for a claim that may adversely affect such rights, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, neither the Company nor its Subsidiaries have granted any other person any right to acquire the Mining Claims or any portion of the Mining Claims other than as described in the Registration Statement, General Disclosure Package or the Prospectus. Except as otherwise disclosed in the Registration Statement, General Disclosure Package or the Prospectus, neither the Company nor any of its Subsidiaries has any obligation to pay any commission, royalty, license, fee, assessment or similar payment that is material to the Company and its Subsidiaries taken as a whole, relating to the assets of the Company and its Subsidiaries, including with respect to the Mining Claims.

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(ii) All material Mining Claims and permits in which the Company or the Subsidiaries has an interest or right have been validly granted, located, approved, executed and recorded or filed in accordance with all applicable laws and are valid, subsisting and enforceable.

(iii) Except as disclosed in the Registration Statement, General Disclosure Package or the Prospectus, the Company and the Subsidiaries have all necessary surface rights, access rights and other necessary rights and interests relating to the Mining Claims in which the Company or the Subsidiaries has an interest granting the Company or the Subsidiaries the right and ability to explore for and exploit minerals, ore and metals for development and production purposes as are appropriate in view of the rights and interest therein of the Company or the applicable Subsidiary, with only such exceptions as do not materially interfere with the use made and proposed to be made of such properties by the Company and the Subsidiaries of the rights or interest so held, and each of the proprietary interests or rights and each of the agreements, contracts, arrangements or understandings and obligations relating thereto referred to above is currently in good standing in all material respects in the name of the Company or the applicable Subsidiary.

(iv) The Company and each of the Subsidiaries have valid title or leaseholder interest or otherwise holds valid permits for the water rights, water leases and water supply agreements, ditch rights or other interests in water conveyance rights owned or leased by the Company or the Subsidiaries (the “Water Rights”) free and clear of all Liens, except for encumbrances described in the Registration Statement, General Disclosure Package or the Prospectus, including but not limited to encumbrances pursuant to the deeds of trust and mortgages as part of the collateral documentation of the Company’s secured debt described in the Registration Statement, General Disclosure Package and the Prospectus. Neither the Company or any of its Subsidiaries has received from any governmental or regulatory authority, agency, body or person any notice or claim materially affecting title to the Water Rights, including notice of non-use regarding such Water Rights. To the knowledge of the Company, there are no current facts or conditions that would adversely impact the Water Rights and such Water Rights are sufficient to address current and projected operational requirements of the Mining Claims in the ordinary course of business.

(v) All annual assessment work required under the Mining Law of 1872 required to be performed and all federal annual mining claim maintenance fees required to be paid in relation to the material Mining Claims of the Company or the Subsidiaries in order to maintain their respective interests therein, if any, have been performed and paid to date and, except as disclosed in the Registration Statement, General Disclosure Package or the Prospectus, the Company and the applicable Subsidiaries have complied in all respects with all applicable laws in this regard as well as with regard to legal and contractual obligations to third parties in this regard except in respect of Mining Claims that the Company and the applicable Subsidiaries intend to abandon or relinquish and except for any non-compliance which would not either individually or in the aggregate have a Material Adverse Effect; all such material Mining Claims are in good standing in all respects as of the date of this Agreement.

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(vi) Except as disclosed in the Registration Statement, General Disclosure Package or the Prospectus, there are no environmental audits, evaluations, assessments, studies or tests relating to the Company or the Subsidiaries except for ongoing assessments conducted by or on behalf of the Company or the Subsidiaries in the ordinary course of business.

(z) Technical Report. Hycroft Property Initial Assessment Technical Report Summary Humboldt and Pershing Counties, Nevada, dated March 27, 2023, sets out the current technical report relating to the Mining Claims (the “Report”). The Report was at the time of filing compliant, in all material respects, with the requirements of the Modernization of Property Disclosures for Mining Registrants as promulgated and adopted by the Commission, and was true, complete and accurate in all material respects at the time of filing. The Company made available to the respective authors thereof prior to the issuance of the Report, for the purpose of preparing the Report, as applicable, all information requested, and no such information contained any material misrepresentation as at the time the relevant information was made available. The Report, as of its date, accurately and completely set forth all material facts relating to the Mining Claims, and as of the date hereof and the date of the General Disclosure Package and the Prospectus, there is no new material scientific or technical information concerning any of the Mining Claims required to be included in the Report.

(aa) Documents Described in Registration Statement. There is no document or Contract of a character required to be described in the Registration Statement, General Disclosure Package and the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. All such documents and Contracts described in the Registration Statement, General Disclosure Package and the Prospectus or filed as an exhibit to the Registration Statement were duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company and are enforceable against the Company in accordance with the terms thereof, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles, (ii) the indemnification or contribution provisions of certain agreements may be limited by federal or state securities laws or public policy considerations in respect thereof and (iii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and except for any unenforceability that, individually or in the aggregate, would not have a Material Adverse Effect.

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(bb) No Untrue Statement; Statistical and Market Data. No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Representative was or will be, when made, inaccurate, untrue or incorrect in any material respect. All statistical or market-related data included in the Registration Statement, General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(cc) No Price Stabilization or Manipulation. Neither the Company, nor any Subsidiary, nor, to the knowledge of the Company, any of their respective directors, officers or controlling persons has taken, directly or indirectly, any action designed, or that has constituted or would cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(dd) Labor Matters. No labor disturbance by or dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is threatened, in each case, which would result in a Material Adverse Effect.

(ee) No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor any director or officer of the Company or its subsidiaries, nor, to the knowledge of the Company, any agent, employee or representative of the Company or its subsidiaries, affiliate or other person associated with or acting on behalf of the Company or its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment of corporate funds or benefit to any foreign or domestic government or regulatory official or employee, including, without limitation, of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company has instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ff) Compliance with Anti-Money Laundering Laws. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

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(gg) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, nor any director or officer of the Company or its subsidiaries, nor, to the knowledge of the Company, any agent, employee or representative of the Company or its subsidiaries, affiliate or other person associated with or acting on behalf of the Company or its subsidiaries is currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, the Crimean region, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(hh) Taxes. The Company and the Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and paid all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith, except where the failure to do so would not have a Material Adverse Effect. Except as otherwise disclosed in or contemplated by the Registration Statement or the Prospectus, no tax deficiency has been determined adversely to the Company or any Subsidiary which has had, or would have, individually or in the aggregate, a Material Adverse Effect. The Company has no knowledge of any federal, state or other governmental tax deficiency, penalty or assessment which has been or might be asserted or threatened against it which would have a Material Adverse Effect.

(ii) Insurance. The Company and the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company and the Subsidiaries reasonably believe are adequate for the conduct of their business.

(jj) Defined Benefit Plans. To the knowledge of the Company, (i) each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and the Subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and (iii) for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) equals or exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions, other than, in the case of (i), (ii) and (iii) above, as would not have a Material Adverse Effect.

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(kk) Title to Intellectual Property. The Company and the Subsidiaries own or possess adequate enforceable rights to use all patents, patent applications, trademarks (both registered and unregistered), trade names, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as conducted as of the date hereof, except to the extent that the failure to own or possess adequate rights to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and the Subsidiaries have not received any written notice of any claim of infringement or conflict which asserted Intellectual Property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect. There are no pending, or to the Company’s knowledge, threatened judicial proceedings or interference proceedings challenging the Company’s or any Subsidiary’s rights in or to or the validity of the scope of any of the Company’s or its Subsidiaries’ patents, patent applications or proprietary information, except as described in the Registration Statement, General Disclosure Package or the Prospectus. No other entity or individual has any right or claim in any of the Company’s or any of its Subsidiary’s patents, patent applications or any patent to be issued therefrom by virtue of any contract, license or other agreement entered into between such entity or individual and the Company or any Subsidiary or by any non-contractual obligation, other than by written licenses granted by the Company or any Subsidiary, except as described in the Registration Statement, General Disclosure Package or the Prospectus. The Company has not received any written notice of any claim challenging the rights of the Company or its Subsidiaries in or to any Intellectual Property owned, licensed or optioned by the Company or any Subsidiary which claim, if the subject of an unfavorable decision, would result in a Material Adverse Effect.

(ll) Compliance with Laws and Regulations and Performance of Obligations and Contracts. The Company and its subsidiaries have, and at the Closing Date and any Option Closing Date will have, (i) complied in all material respects with all laws, regulations and orders applicable to it or its business and (ii) performed all obligations required to be performed by it, and is not, and at the Closing Date will not be, in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease or other agreement or instrument (individually, a “Contract” and collectively, “Contracts”) to which it is a party or by which its property is bound or affected, except in the case of this clause (ii) as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. To the knowledge of the Company, no other party under any Contract to which it is a party is in default in any respect thereunder or has given written or oral notice to the Company or any of its officers or directors of such other party’s intention to terminate, cancel or refuse to renew any Contract. The Company is not now, and at the Closing Date will not be, in violation of any provision of its certificate of incorporation or by-laws. The disclosures included in the Registration Statement, the General Disclosure Package and the Prospectus concerning the effects of federal, state, local and foreign laws, rules and regulations on the business of the Company as currently conducted and as proposed to be conducted are correct in all material respects.

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(mm) Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the General Disclosure Package and the Prospectus that have not been described. Without limiting the generality of the immediately preceding sentence, no relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, that is required to be described in the General Disclosure Package and the Prospectus and that is not so described. Since inception, the Company has not, directly or indirectly, extended or maintained credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company in violation of applicable laws, including Section 13(k) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(nn) Environmental Matters. The Company and the Subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted and described in the Registration Statement, General Disclosure Package and the Prospectus; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply or failure to receive required permits, licenses, other approvals or liability as would not, individually or in the aggregate, have a Material Adverse Effect.

(oo) Controls and Procedures.

(i) Disclosure Controls and Procedures. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is not aware of any material weaknesses in its internal control over financial reporting other than as set forth in the Registration Statement, General Disclosure Package or the Prospectus. Since the date of the latest audited financial statements of the Company included in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting other than as set forth in the Registration Statement, General Disclosure Package or the Prospectus, including in the Incorporated Documents. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) that comply with the requirements of the Exchange Act. The Company’s certifying officers will have evaluated the effectiveness of the Company’s controls and procedures as of a date within 90 days prior to the filing date of the most recently filed Form 10-K (such date, the “Evaluation Date”). The Company presented in its most recently filed Form 10-K the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures and except as disclosed in the Registration Statement or the Prospectus, based on their evaluations as of the most recent Evaluation Date, and the “disclosure controls and procedures” are effective.

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(ii) Sarbanes-Oxley Act There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission during the past 12 months. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Exchange Act Rules 13a-15 and 15d-15.

(pp) Off-Balance Sheet Transactions. There are no transactions, arrangements and other relationships between and/or among the Company, and/or, to the knowledge of the Company, any of its affiliates and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity (each, an “Off Balance Sheet Transaction”) that would affect materially the Company’s liquidity or the availability of or requirements for its capital resources, including those Off Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), required to be described in the Registration Statement or the Prospectus which have not been described as required.

(qq) Accurate Disclosure. The statements included in the Registration Statement, General Disclosure Package and the Prospectus under the captions “Material United States Federal Income Tax Considerations for Non-U.S. Holders,” “Description of Capital Stock,” “Shares Eligible for Future Sale,” and “Underwriting,” and the statements in the Registration Statement under Items 14 and 15 thereof, insofar as such statements contain descriptions of the terms of statutes, rules, regulations or legal or governmental proceedings, or contracts or other documents, are fair and accurate in all material respects.

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(rr) Licenses and Permits. The Company and the Subsidiaries possess or have obtained, all licenses, certificates, consents, orders, approvals, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities (including all applicable governmental authorities with jurisdiction over mining operations and exploration and reclamation activities) that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as currently conducted, including which are required for the development and eventual or actual operation of the Mining Claims, as described in the Registration Statement and the Prospectus (the “Permits”), except where the failure to possess, obtain or make the same would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary has received written notice of any proceeding relating to revocation or modification of any such Permits or has any reason to believe that such Permits will not be renewed in the ordinary course, except where the failure to obtain any such renewal would not, individually or in the aggregate, have a Material Adverse Effect.

(ss) No Broker’s Fees. Neither the Company nor any Subsidiary has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to the Underwriters pursuant to this Agreement.

(tt) Insolvency. No event of insolvency has occurred in relation to the Company or its subsidiaries, except as described in the Registration Statement, General Disclosure Package or the Prospectus, nor is there, nor will there be at the Closing Date, any act which has occurred or, to the best of the Company’s knowledge, is anticipated to occur which is likely to result in an event of insolvency in relation to the Company or its subsidiaries.

(uu) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) (a “Forward-Looking Statement”) contained in the Registration Statement, General Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(vv) Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(ww) Stock Transfer Taxes. On each Closing Date or Option Closing Date, all material stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with by the Company in all material respects.

(xx) Cybersecurity. (i)(x) There has been no security breach or other compromise of any Company’s information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company has not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; (ii) the Company is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) the Company has implemented backup and disaster recovery technology consistent with industry standards and practices.

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(yy) No Rating. Neither the Company nor any of the Subsidiaries has debt securities or preferred stock that is rated by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act).

4. Agreements of the Company. The Company agrees with each Underwriter as follows:

(a) Amendments and Supplements to Registration Statement. The Company shall not, during such period as the Prospectus is required by law to be delivered (whether physically or through compliance with Rule 172 of the Rules and Regulations or any similar rule) (the “Prospectus Delivery Period”) in connection with sales of the Shares by an Underwriter or dealer, amend or supplement the Registration Statement, the General Disclosure Package, the Prospectus or any Written Testing-the-Waters Communications, unless a copy of such amendment or supplement thereof shall first have been submitted to the Representative within a reasonable period of time prior to the filing or, if no filing is required, the use thereof and the Representative shall not have objected thereto in good faith.

(b) Amendments and Supplements to the Registration Statement, the General Disclosure Package, and the Prospectus and Other Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the General Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or if it shall be necessary to amend or supplement the General Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication in order to make the statements therein, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or if in the reasonable opinion of the Representative it is otherwise necessary to amend or supplement the Registration Statement, the General Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication, or to file a new registration statement containing the Prospectus, in order to comply with the Act, the Rules and Regulations, the Exchange Act or the Exchange Act Rules, including in connection with the delivery of the Prospectus, the Company agrees to (i) promptly notify the Representative of any such event or condition and (ii) promptly prepare (subject to Section 4(a) and 4(f) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters (and, if applicable, to dealers), amendments or supplements to the Registration Statement, the General Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication, or any new registration statement, necessary in order to make the statements in the General Disclosure Package, the Prospectus or the applicable Written Testing-the-Waters Communication as so amended or supplemented, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading or so that the Registration Statement, the General Disclosure Package, the Prospectus or the applicable Written Testing-the-Waters Communication, as amended or supplemented, will comply with the Act, the Rules and Regulations, the Exchange Act or the Exchange Act Rules or any other applicable law.

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(c) Notifications to the Representative. The Company shall notify the Representative promptly, and shall confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the commencement by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, including, without limitation, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the Prospectus Delivery Period that in the judgment of the Company makes any statement made in the Registration Statement, the Prospectus or any Written Testing-the-Waters Communication misleading (including by omission) or untrue or that requires the making of any changes in the Registration Statement, the Prospectus or any Written Testing-the-Waters Communication in order to make the statements therein, in light of the circumstances in which they are made, not misleading, (v) of receipt by the Company or any representative of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus, the Prospectus or any Written Testing-the-Waters Communication and (vi) of any distribution of Written Testing-the-Waters Communication by or on behalf of the Company (other than through any Underwriter). If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company shall use best efforts to obtain the withdrawal of such order at the earliest possible moment. The Company shall comply with the provisions of and make all requisite filings with the Commission pursuant to Rules 424(b), 430A, 430B, 430C and 462(b) of the Rules and Regulations and notify the Representative promptly of all such filings.

(d) Executed Registration Statement. The Company shall furnish to the Representative, without charge, for transmittal to each of the other Underwriters, two signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto, and shall furnish to the Representative, without charge, for transmittal to each of the other Underwriters, a copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.

(e) Undertakings. The Company shall comply with all the provisions of any undertakings contained and required to be contained in the Registration Statement.

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(f) Prospectus. The Company shall prepare the Prospectus in a form approved by the Representative and shall file such Prospectus with the Commission pursuant to and within the time periods prescribed by Rule 424(b) of the Rules and Regulations. Promptly after the effective date of the Registration Statement and in any event prior to the Closing Date, and thereafter from time to time, the Company shall deliver to each of the Underwriters (to the extent not previously delivered), without charge, as many copies of the Prospectus and any amendment or supplement thereto as the Representative may reasonably request. The Company consents to the use of the Prospectus and any amendment or supplement thereto by the Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during the Prospectus Delivery Period. If, during the Prospectus Delivery Period any event shall occur that in the judgment of the Company or reasonable judgement of the counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading (including by omission), or if it is necessary to supplement or amend the Prospectus to comply with law, the Company shall forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and shall deliver to each of the Underwriters, without charge, such number of copies thereof as the Representative may reasonably request.

(g) Permitted Free Writing Prospectuses. The Company represents and agrees that it has not made and, unless it obtains the prior consent of the Representative, will not make, any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations, required to be filed with the Commission or retained by the Company under Rule 433 of the Rules and Regulations; provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule II hereto. Any such free writing prospectus consented to by the Representative is herein referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. If at any time following the issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement relating to the Shares or would include an untrue statement of material fact or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement, or omission. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(h) Compliance with Blue Sky Laws. Prior to any public offering of the Shares by the Underwriters, the Company shall cooperate with the Representative and counsel to the Underwriters in connection with the registration or qualification (or the obtaining of exemptions from the application thereof) of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative may reasonably request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside the United States; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

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(i) Delivery of Financial Statements. During the period of two years commencing on the effective date of the Registration Statement applicable to the Underwriters, the Company shall furnish to the Representative and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Representative and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission; provided, however, that electronically transmitted copies filed with the Commission pursuant to EDGAR shall satisfy the Company’s obligation to furnish copies hereunder.

(j) Availability of Earnings Statements. The Company shall make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the most recent effective date occurs in accordance with Rule 158 of the Rules and Regulations, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the effective date of the Registration Statement, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

(k) Payment of Expenses. Whether or not any of the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid, or reimburse if paid by the Representative, all reasonable costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to: (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any Stamp Tax or other taxes payable in connection therewith, (ii) the costs incident to the preparation, printing and filing under the Act of the Registration Statement and exhibits to it, each preliminary prospectus, each Permitted Free Writing Prospectus, the Prospectus, each Written Testing-the-Waters Communications, if any, and any amendment or supplement to the Registration Statement, the Prospectus or any Written Testing-the-Waters Communication, and the distribution thereof, (iii) the costs of preparing, printing and delivering certificates representing the Shares, (iv) the costs of producing and delivering this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Shares, (v) the costs of furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus, any preliminary prospectus, any Permitted Free Writing Prospectus and any Written Testing-the-Waters Communication, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (vi) the costs, fees and expenses of listing the Shares on the Exchange, (vii) the filing fees incident to, and the fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Shares, (viii) the fees and expenses incident to the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(h) hereof and the securities laws of Canada, including the fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and, if requested by the Representative, the preparation and printing of preliminary, supplemental and final Blue Sky memoranda and a “Canadian wrapper,” (ix) the reasonable fees and expenses of counsel to the Company, (x) the costs and charges of DTC and the transfer agent for the Shares, (xi) the fees and expenses of the Accountants, (xii) the costs and expenses of the Company relating to investor presentations on any “road show” or any Testing-the-Waters Communication, undertaken in connection with the marketing of the Shares, including, without limitation, all costs and expenses associated with any electronic road show, travel and lodging expenses of the officers, employees, agents and other representatives of the Company and consultants engaged in connection with investor presentations, and the cost of any aircraft and other transportation chartered in connection with the road show, (xiii) all fees, costs and expenses for consultants used by the Company in connection with the offering and (xiv) the fees and disbursements of counsel to the Underwriters up to a maximum of $250,000, excluding applicable taxes and disbursements. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received by the Underwriters after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

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(l) Reimbursement of Expenses upon Termination of Agreement. If this Agreement shall be terminated by the Company pursuant to any of the provisions hereof or if for any reason the Company shall be unable to perform its obligations or to fulfill any conditions hereunder or if the Underwriters shall terminate this Agreement pursuant to Section 7 hereof or this Agreement is terminated pursuant to the second sentence of Section 8 hereof, the Company shall reimburse the Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by them in connection herewith; provided, however, that the Company shall not be obligated to reimburse the expenses of any defaulting Underwriter under Section 8 hereof.

(m) No Stabilization or Manipulation. The Company shall not at any time, directly or indirectly, take any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation, under the Act or otherwise, of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

(n) Use of Proceeds. The Company shall apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the General Disclosure Package and the Prospectus under “Use of Proceeds” and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

(o) Lock-Up Agreements of Company, Management, Affiliates and Equityholders. The Company shall not, until the date that is 90 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of BMOCM (which consent may be withheld in its sole discretion), (1) offer, sell, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition), directly or indirectly, or file with the Commission a registration statement under the Act to register, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or warrants or other rights to acquire shares of Common Stock or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic benefits or risks of ownership of such shares of Common Stock, securities, warrants or other rights to acquire Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, or publicly disclose the intention to enter into any transaction described in clause (1) or (2) above. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option, the vesting of restricted stock units or the exercise of a warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, General Disclosure Package or the Prospectus and (C) any shares of Common Stock issued or options or other awards to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, General Disclosure Package or the Prospectus. The Company has caused the persons listed in Schedule VI to execute to enter into agreements with the Representative in the form set forth in Exhibit A.

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(p) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

5. Conditions of the Obligations of the Underwriters. The obligation of each Underwriter to purchase the Firm Shares on the Closing Date or any Option Shares on the Option Closing Date, as the case may be, as provided herein is subject to the accuracy of the representations and warranties of the Company, the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Prospectus Filings. All filings made pursuant to Rules 424, 430A, 430B or 430C of the Rules and Regulations, as applicable, shall have been made or will be made prior to the Closing Date in accordance with all such applicable rules.

(b) No Stop Orders, Requests for Information and No Amendments. (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or are, to the knowledge of the Company, threatened by the Commission, (ii) no order suspending the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representative and the Representative did not object thereto in good faith, and the Representative shall have received certificates, dated the Closing Date and any Option Closing Date and signed by the Chief Executive Officer or the Chairman of the Board of Directors and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).

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(c) No Material Adverse Changes. Since the respective dates as of which information is given in the Registration Statement or the Prospectus, except as set forth in the Registration Statement, the General Disclosure Package or the Prospectus (i) there shall not have been a Material Adverse Change, (ii) the Company shall not have incurred any material liabilities or obligations, direct or contingent, (iii) the Company shall not have entered into any material transactions not in the ordinary course of business other than pursuant to this Agreement and the transactions referred to herein, (iv) the Company shall not have issued any securities (other than the Shares) or declared or paid any dividend or made any distribution in respect of its capital stock of any class or debt (long-term or short-term), and (v) no material amount of the assets of the Company shall have been pledged, mortgaged or otherwise encumbered.

(d) No Actions, Suits or Proceedings. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there shall have been no actions, suits or proceedings instituted, or to the Company’s knowledge, threatened against or affecting, the Company, its subsidiaries or any of their respective officers in their capacity as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign.

(e) All Representations True and Correct and All Conditions Fulfilled. Each of the representations and warranties of the Company contained herein shall be true and correct at the Closing Date as if made at the Closing Date and any Option Closing Date, as the case may be, and all covenants and agreements contained herein to be performed by the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date and any Option Closing Date, shall have been duly performed, fulfilled or complied with.

(f) Opinions of Counsel to the Company. The Representative shall have received the opinions and negative assurance letter, each dated the Closing Date and any Option Closing Date, as the case may be, reasonably satisfactory in form and substance to counsel for the Underwriters, from Anthony, Linder & Cacomanolis, PLLC, counsel to the Company.

(g) Opinion of Counsel to the Underwriters. The Representative shall have received an opinion and negative assurance letter, each dated the Closing Date and any Option Closing Date, from Skadden, Arps. Slate, Meagher & Flom LLP, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion and letter shall be satisfactory in all respects to the Representative.

(h) Accountants’ Comfort Letter. On the date of this Agreement, the Representative shall have received from the Accountants a letter dated the date of its delivery, addressed to the Representative on behalf of the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus. At the Closing Date and any Option Closing Date, as the case may be, the Representative shall have received from the Accountants a letter dated such date, in form and substance reasonably satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to the preceding sentence and have conducted additional procedures with respect to certain financial figures included or incorporated by reference in the Prospectus, except that the specified date referred to therein for the carrying out of procedures shall be no more than two business days prior to the Closing Date or any Option Closing Date, as the case may be.

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(i) Officers’ Certificates. At the Closing Date and any Option Closing Date, as the case may be, there shall be furnished to the Representative an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Representative, to the effect that:

(i) each signer of such certificate has carefully examined the Registration Statement, the General Disclosure Package and the Prospectus;

(ii) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been a Material Adverse Change;

(iii) each of the representations and warranties of the Company and its subsidiaries contained in this Agreement are, at the time such certificate is delivered, true and correct; and

(iv) each of the covenants required herein to be performed by the Company and its subsidiaries on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company and its subsidiaries on or prior to the delivery of such certificate has been duly, timely and fully complied with.

(j) Lock-Up Agreements. At the date of this Agreement, the Representative shall have received the executed “lock-up” agreements referred to in Section 4(o) hereof.

(k) Compliance with Blue Sky Laws. The Shares shall be qualified for sale in such states and jurisdictions as the Representative may reasonably request, including, without limitation, qualification for exemption from registration or prospectus delivery requirements in the provinces and territories of Canada and other jurisdictions outside the United States, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and any Option Closing Date.

(l) Stock Exchange Listing. The Shares shall have been duly authorized for listing or quotation on the Exchange, subject only to notice of issuance.

(m) Good Standing. At the Closing Date and any Option Closing Date, the Company shall have furnished to the Representative satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

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(n) Company Certificates. The Company shall have furnished to the Representative such certificates, in addition to those specifically mentioned herein, as the Representative may have reasonably requested as to the accuracy and completeness at the Closing Date and any Option Closing Date of any statement in the Registration Statement, the Prospectus or any Written Testing-the-Waters Communication, as to the accuracy at the Closing Date and any Option Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriters.

(o) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Shares.

If any of the conditions hereinabove provided for in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing at or prior to the Closing Date or any Option Closing Date, as the case may be.

6. Indemnification.

(a) Indemnification of the Underwriters. The Company shall indemnify and hold harmless each Underwriter, its affiliates, the directors, officers, employees, counsel and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rules 430A, 430B or 430C, as applicable or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any preliminary prospectus supplement, any Issuer Free Writing Prospectus, General Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication (or any amendment or supplement to any of the foregoing) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with Underwriters’ Information. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

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(b) Indemnification of the Company. Each Underwriter shall, severally and not jointly, indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement, as well as the Company’s affiliates, employees, counsel and agents, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with Underwriters’ Information. This indemnity will be in addition to any liability that each Underwriter might otherwise have.

(c) Indemnification Procedures. Any party that proposes to assert the right to be indemnified under this Section 6 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) the indemnified party has reasonably concluded that a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel shall be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges shall be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

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(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriters, the Company and the Underwriters shall contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or Representative on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation (even if the Underwriters were treated as one entity for such purpose) which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligation to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each director of the Company and each officer of the Company who signed the Registration Statement, as well as the Company’s affiliates, employees, counsel and agents, will have the same rights to contribution as the Company, and each affiliate, director, officer, employee, counsel or agent of any Underwriter will have the same rights to contribution as such Underwriter, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

(e) Survival. The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

7. Termination. The obligations of the several Underwriters under this Agreement may be terminated at any time prior to the Closing Date (or, with respect to the Option Shares, on or prior to any Option Closing Date), by notice to the Company from the Representative, without liability on the part of any Underwriter to the Company, if, prior to delivery and payment for the Firm Shares (or the Option Shares, as the case may be), in the sole judgment of the Representative, any of the following shall occur:

(i) trading of any securities of the Company shall have been suspended or limited on any exchange or in any over-the-counter market;

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(ii) trading generally shall have been suspended or limited on or by, as the case may be, any “national securities exchange” (as defined in the Exchange Act), or minimum or maximum prices shall have been generally established on any such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority;

(iii) a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities;

(iv) the United States shall have become engaged in new hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis shall have occurred, the effect of any of which is, in the sole judgment of the Representative, such as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus;

(v) the Company shall have sustained a loss material or substantial to the Company by reason of flood, fire, accident, hurricane, earthquake, theft, sabotage, natural disaster, disease outbreak or other calamity or malicious act, whether or not such loss shall have been insured, the effect of any of which is, in the sole judgment of the Representative, such as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus; or

(vi) there shall have been a Material Adverse Change.

8. Substitution of Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase any of the Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, the other Underwriters shall be obligated, severally, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Firm Shares which they have respectively agreed to purchase pursuant to Section 1 hereof bears to the aggregate number of Firm Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Representative may specify; provided that in no event shall the maximum number of Firm Shares which any Underwriter has become obligated to purchase pursuant to Section 1 hereof be increased pursuant to this Section 8 by more than one-ninth of the number of Firm Shares agreed to be purchased by such Underwriter without the prior written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase any Firm Shares and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to the Company and the Representative for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, or the Company (except as provided in Section 4(l) hereof) for the purchase or sale of any Shares under this Agreement. In any such case either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

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9. Miscellaneous.

(a) Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed, hand delivered or telecopied (a) if to the Company, at the office of the Company, 4300 Water Canyon Road, Unit 1, Winnemucca, NV 89445 Attention: Stanton Rideout, Executive Vice President and CFO (Telephone: (480) 223-3688) (Email: stan.rideout@hycroftmining.com) or (b) if to the Underwriters, c/o BMO Capital Markets Corp., 151 W 42nd St., New York, New York 10036, Attention: Legal Department (Fax: (212) 702-1205). Any such notice shall be effective only upon receipt. Any notice under Section 6 hereof may be made by telecopy or telephone, but if so made shall be subsequently confirmed in writing.

(b) No Third Party Beneficiaries. This Agreement has been and is made solely for the benefit of the several Underwriters, the Company and the controlling persons, affiliates, directors, officers, employees, counsel and agents referred to in Section 6 hereof, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” as used in this Agreement shall not include a purchaser of Shares from the Underwriters in his, her or its capacity as such a purchaser.

(c) Survival of Representations and Warranties. All representations, warranties and agreements of the Company contained herein or in certificates or other instruments delivered pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any of their controlling persons and shall survive delivery of and payment for the Shares hereunder.

(d) Disclaimer of Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, (ii) in connection with the offering contemplated by this Agreement and the process leading to such transaction, each of the Underwriters is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its securityholders, creditors, employees or any other party, (iii) none of the Underwriters has assumed nor will it assume any advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Shares contemplated by this Agreement or the process leading thereto (irrespective of whether any Underwriter or its affiliates has advised or is currently advising the Company on other matters) and the Underwriters have no obligation to the Company with respect to the offering of the Shares contemplated by this Agreement except the obligations expressly set forth in this Agreement, (iv) each of the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

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(e) Actions of the Representative. Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters.

(f) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. Each party hereto hereby irrevocably submits for purposes of any action arising from this Agreement brought by the other party hereto to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York.

(g) Counterparts. This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(h) Survival of Provisions Upon Invalidity of Any Single Provision. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(i) Waiver of Jury Trial. The Company and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

(j) Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience and reference only and are not to be considered in construing this Agreement.

(k) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Representative and the Company.

[Signature page follows]

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Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

Very truly yours,

HYCROFT MINING HOLDING CORPORATION

By:	/s/Stanton Rideout
Name:	Stanton Rideout
Title:	Executive Vice President and
Chief Financial Officer

[Signature page to Underwriting Agreement]

Confirmed as of the date first above mentioned:

BMO Capital Markets Corp.

Acting on behalf of themselves and as

Representative of the several

Underwriters named in Schedule I hereof

BMO CAPITAL MARKETS CORP.

By:	/s/ Brad Pavelka
Name:	Brad Pavelka
Title:	Managing Director

[Signature page to Underwriting Agreement]

Schedule I

Underwriter	Number of Firm Shares
BMO Capital Markets Corp.	15,576,923
Paradigm Capital Inc.	6,692,308
Cormark Securities Inc.	807,693

Total	23,076,924

S-I-1

Schedule II

ISSUER FREE WRITING PROSPECTUSES:

None.

S-II-1

Schedule III

WRITTEN TESTING-THE-WATERS COMMUNICATIONS:

None.

S-III-1

Schedule IV

1.	The public offering price per share of Common Stock shall be $6.5000.

2.	The purchase price per share of Common Stock shall be $6.2075.

3.	The Company is selling 23,076,924 shares of Common Stock.

4.	The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 3,295,076 shares of Common Stock.

S-IV-1

Schedule V

SUBSIDIARIES.

Subsidiary	State of Incorporation or Organization
AuxAg Mining Corporation	Delaware
Autar Gold Corporation	Delaware
Allied Nevada Gold Holdings LLC	Nevada
Allied VGH LLC	Delaware
Hycroft Resources and Development, LLC	Delaware
Victory Exploration LLC	Delaware
Allied Nevada Delaware Holdings LLC	Delaware

S-V-1

Schedule VI

PERSONS SUBJECT TO LOCK-UP.

1.	Diane R. Garrett
2.	Stanton Rideout
3.	Rebecca Jennings
4.	David Thomas
5.	Alex Davidson
6.	Lily He
7.	Stephen Lang
8.	Sean Goodman
9.	Michael Harrison
10.	David Naccarati
11.	Thomas Weng
12.	Marni Wieshofer
13.	American Multi-Cinema, Inc.
14.	Sprott Entity

S-VI-1

EXHIBIT A

October [●], 2025

BMO Capital Markets Corp.

As Representative of the Several Underwriters

c/o BMO Capital Markets Corp.

151 W 42nd St.

New York, New York 10036

Ladies and Gentlemen:

In consideration of the agreement of the several underwriters (the “Underwriters”), for which BMO Capital Markets Corp. (“BMOCM”) intends to act as Representative, to underwrite a proposed public offering (the “Offering”) of shares of Class A common stock, par value $0.0001 per share (the “Stock”), of Hycroft Mining Holding Corporation, a Delaware corporation (the “Company”), the undersigned hereby irrevocably agrees that the undersigned shall not, for a period (the “Lock-Up Period”) beginning on the date of this Lock-Up Agreement and ending 90 days after the date of the final prospectus for the Offering, without the prior written consent of BMOCM (which consent may be withheld in its sole discretion), (1) offer, sell, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition), or require the Company to file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), to register, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock or warrants or other rights to acquire shares of Stock of which the undersigned is now, or may in the future become, the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (such shares, securities, warrants or rights collectively, the “Restricted Securities”), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic benefits or risks of ownership of such Restricted Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Stock or other securities, in cash or otherwise, or (3) publicly disclose the intention to enter into any transaction described in clause (1) or (2) above. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Restricted Securities owned either of record or beneficially by the undersigned except in compliance with the foregoing restrictions. Any securities of the Company acquired by the undersigned in the Offering will also be Restricted Securities subject to this Lock-Up Agreement.

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The foregoing restrictions shall not apply to: (i) transfers of Restricted Securities as a bona fide gift or gifts by the undersigned; (ii) transfers or dispositions of Restricted Securities to any trust for the direct or indirect benefit of the undersigned or any member of the immediate family of the undersigned; (iii) transfers or dispositions of Restricted Securities to any of the undersigned’s affiliates (within the meaning set forth in Rule 405 under the Securities Act), limited partners, general partners, limited liability company members or stockholders; (iv) transfers of Restricted Securities by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned; (v) transfers or dispositions of shares of Stock acquired by the undersigned in open market purchases after the completion of the Offering; or (vi) entry by the undersigned into any trading plan established pursuant to Rule 10b5-1 under the Exchange Act; provided, however, that (a) in the case of (i), (ii), (iii) or (iv) above, it shall be a condition to the transfer or disposition that the donee, trustee, heir, distributee or other transferee, as the case may be, agrees to be bound in writing to the restrictions set forth herein during the Lock-Up Period; (b) any transfer or disposition pursuant to (i), (ii), (iii) or (iv) above shall not involve a disposition for value; (c) in the case of a transfer or distribution pursuant to (i), (ii), (iii) or (v) above, no filing by the undersigned or any other party under the Exchange Act or other public announcement shall be required or made voluntarily during the Lock-Up Period in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Lock-Up Period); and (d) in the case of (vi) above, such trading plan does not provide for any sales or other dispositions of Restricted Securities during the Lock-Up Period and no filing under the Exchange Act or other public announcement shall be voluntarily made during the Lock-Up Period by or on behalf of the undersigned or the Company regarding the establishment of any such trading plan pursuant to Rule 10b5-1, provided that if a filing under the Exchange Act or other public announcement is required, such announcement or filing shall include a statement to the effect that no transfer of Restricted Securities may be made under such Rule 10b5-1 trading plan during the Lock-Up Period. For the purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any shares of Stock owned either of record or beneficially by the undersigned, including rights to receive notice of the Offering. In addition, the undersigned hereby irrevocably waives any and all rights to any antidilution adjustments, preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering, except for any such rights as have been heretofore duly exercised.

This Lock-Up Agreement shall automatically terminate and become null and void (i) at such time as BMOCM, on the one hand, or the Company, on the other hand, advises the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (ii) upon the termination of the Underwriting Agreement before the closing of the Offering, or (iii) on October 20, 2025, if the Offering shall not have closed by such date; provided, however, that the Company may, by written notice to you prior to such date, extend such date for a period of up to three additional months.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representative of the undersigned. The undersigned understands that the Underwriters are entering into the underwriting agreement with the Company and proceeding with the Offering in reliance upon this Lock-Up Agreement.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering of the Stock and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Offering, the Underwriters are not making a recommendation to you to participate in the Offering or sell any Stock at the price determined in the Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

[Remainder of page intentionally left blank]

A-2

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

Very truly yours,

Name of Officer, Director or Security Holder
(Print exact name)

By:
Signature

If not signing in an individual capacity:

Name of Authorized Signatory (Print)

Title of Authorized Signatory (Print)

(indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

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